Exhibit 99.1

FULL CIRCLE CAPITAL CORPORATION ANNOUNCES

SECOND QUARTER FISCAL 2012 EARNINGS

Announces Monthly Distributions of $0.077 Cents per Share for a Total of $0.231 Per Share for Fourth Fiscal Quarter 2012, Equal to Annualized Distribution Rate of $0.924 Per Share

RYE BROOK, NY, February 9, 2012 – Full Circle Capital Corporation (Nasdaq: FULL) (the “Company”) today announced its financial results for the second quarter of fiscal 2012 ended December 31, 2011.

For the quarter ended December 31, 2011, the Company recorded net investment income of $1.1 million, or $0.18 per share, and a net increase in net assets resulting from operations of $0.3 million, or $0.04 per share. Net asset value was $8.92 per share at December 31, 2011 compared to $9.11 per share at September 30, 2011.

On February 3, 2012, the Board of Directors declared monthly distributions for the fourth quarter of fiscal 2012 as follows:

Record Date	Payment Date	Per Share Amount
April 30, 2012	May 15, 2012	$0.077
May 31, 2012	June 15, 2012	$0.077
June 29, 2012	July 13, 2012	$0.077

These monthly distributions equate to a $0.924 annualized distribution rate or a current annualized yield of 11.4%, based on the closing price of the Company’s common stock of $8.08 per share on February 8, 2012.

Financial Highlights for the Second Quarter of Fiscal 2012

➢	Net asset value was $8.92 per share at December 31, 2011.
➢	Weighted average portfolio interest rate increased to 13.04% at December 31, 2011 from 12.89% at September 30, 2011.
➢	Total investment income was $2.4 million, including fee income from structuring fees and other sources of $65,000.
➢	Net investment income was $1.1 million, or $0.18 per share.
➢	Net increase in net assets resulting from operations was $0.3 million, or $0.04 per share.
➢	Total portfolio investments at December 31, 2011 were $64.6 million (excluding U.S. treasury bills of $32.5 million), compared to $68.9 million (excluding U.S. treasury bills of $35.0 million) at September 30, 2011.

➢	The Company sold to a third party a $3.5 million participation in the loans of one borrower and received a $0.9 million pre-payment from another borrower. The Company funded $0.9 million to existing borrowers.
➢	At December 31, 2011, excluding U.S. Treasury bills, 92% of investments were first lien senior secured loans.
➢	At December 31, 2011, debt outstanding was $14.1 million consisting of $10.7 million drawn under the Company’s $35.0 million senior leverage facility and $3.4 million under its senior unsecured notes.
➢	Full Circle paid monthly distributions of $0.077 per share on November 15, 2011, December 15, 2011 and January 13, 2012.
➢	Per share amounts for the quarter ended December 31, 2011 are based on approximately 6.2 million weighted average shares outstanding.

Management Commentary

“Our senior secured uni-tranche product continues to generate demand from borrowers in our target market of growing lower middle and smaller market companies, however, as we’ve previously discussed, the timing of origination closings and the recording of origination income can be uneven,” said John Stuart, chairman and chief executive officer of Full Circle Capital Corp. “A number of funding opportunities are working through our due diligence and underwriting process and we expect the loan portfolio to continue to build.”

“Currently, 92% of our portfolio consists of first lien loans, providing us with greater control and security in the primary collateral of the borrower. The yield on the loan portfolio continued to expand during the quarter, reaching 13.04%. Floating rate loans now account for 91% of the portfolio compared to 81% at September 30, 2011 and 69% at December 31, 2010.”

Second Quarter Fiscal 2012 Results

The Company’s net asset value at December 31, 2011 was $8.92 per share. For the second fiscal quarter ended December 31, 2011, the Company recorded net unrealized depreciation of $847,000 resulting primarily from fair value adjustments.

The Company generated $2.3 million of interest income during the period, of which 100% was paid in cash. Fee income from structuring fees and other sources totaled $65,000. The Company recorded net investment income of $1.1 million, or $0.18 per share, and a net increase in net assets resulting from operations of $0.3 million, or $0.04 per share.

The Company sold to a third party a $3.5 million participation in the loans of one borrower and received a $0.9 million pre-payment from another borrower. The Company funded $0.9 million to existing borrowers.

At December 31, 2011, the Company’s portfolio (excluding U.S. Treasury bills and money market funds) included investments in 17 companies of which 14 were debt investments. The average portfolio company debt investment at December 31, 2011 was $4.5 million. The weighted average interest rate on investments was 13.04%. At fair value, 92% of portfolio investments were first lien loans, 5% were second lien loans and 3% were equity investments. Approximately 91% of the debt investment portfolio, at fair value, bore interest at floating rates. The loan-to-value ratio on the Company’s loans was 63% at December 31, 2011 compared to 53% at September 30, 2011.

Recent Events

On January 31, 2012, Iron City Brewing, LLC paid off the entirety of its loan to the Company at par.

On January 19, 2012, Equisearch Acquisition, Inc. (“Equisearch”) filed for protection under Chapter 7 of the U.S. Bankruptcy Code.  At that date, the Company had an investment in Equisearch of $2,580,201 through a first lien, senior secured loan facility.  At December 31, 2011 the fair value of our investment in Equisearch was $1,989,892. The Company is currently pursuing full recovery under its first priority lien on the assets of the business, and is awaiting information regarding the proceedings in order to make a judgment regarding the economic outcome and related impact to the Company.  There can be no assurance regarding what amount the Company may recover.

Conference Call Details

Management will host a conference call to discuss these results on Friday, February 10, 2012 at 10:00 a.m. ET. To participate in the conference call, please call 866-305-6438 (domestic call-in) or 706-679-7161 (international call-in) and reference code # 47247175.

A live webcast of the conference call and the accompanying slide presentation will be available at http://ir.fccapital.com/CorporateProfile.aspx?iid=4151676. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 1:00 p.m. ET on February 10 until 11:59 p.m. ET on February 16 by calling 855-859-2056 (domestic) or 404-537-3406 (international) and entering confirmation # 22331284. An archived replay of the conference call and slide presentation will also be available in the investor relations section of the company’s website.

About Full Circle Capital Corporation

Full Circle Capital Corporation (www.fccapital.com) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by smaller and lower middle-market companies that operate in a diverse range of industries. Full Circle’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s web site www.fccapital.com.

Forward-Looking Statements

This press release contains forward-looking statements which relate to future events or Full Circle's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle's filings with the Securities and Exchange Commission. Full Circle undertakes no duty to update any forward-looking statements made herein.

Company Contact:	Investor Relations Contacts:
John E. Stuart, CEO	Stephanie Prince/Jody Burfening
Full Circle Capital Corporation	Lippert/Heilshorn & Associates
914-220-6300	212-838-3777
Jstuart@fccapital.com	sprince@lhai.com

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2011	June 30, 2011
	(Unaudited)	(Audited)
Assets
Control Investments at Fair Value (Cost of $7,435,072 and $1,658,552, respectively)	$6,733,560	$842,884
Affiliate Investments at Fair Value (Cost of $430,500 and $7,174,348, respectively)	561,371	7,112,992
Investments at Fair Value (Cost of $91,983,163 and $75,757,764, respectively)	89,839,577	74,838,241
Total Investments at Fair Value (Cost of $99,848,735 and $84,590,664, respectively)	97,134,508	82,794,117

Cash	1,295,697	2,065,943
Deposit with Broker	3,300,000	2,657,859
Interest Receivable	924,320	680,527
Principal Receivable	709,008	-
Prepaid Expenses	105,424	33,642
Other Current Assets	12,164	212,961
Deferred Credit Facility Fees	50,000	50,000

Total Assets	103,531,121	88,495,049

Liabilities

Due to Affiliate	575,363	592,418
Accounts Payable	6,232	116,289
Accrued Liabilities	113,920	73,228
Due to Broker	32,500,163	25,999,632
Dividends Payable	478,892	1,399,361
Interest Payable	107,865	23,361
Other Current Liabilities	156,659	412,171
Line of Credit	10,697,602	-
Distribution Notes	3,404,583	3,404,583

Total Liabilities	48,041,279	32,021,043

Net Assets	$55,489,842	$56,474,006
Components of Net Assets
Common Stock, par value $0.01 per share (100,000,000 authorized; 6,219,382 issued and outstanding)	$62,194	$62,194
Paid-in Capital in Excess of Par	58,204,411	58,204,411
Distributions in Excess of Net Investment Income	(533,590)	(340,534)
Accumulated Net Realized Gains	471,054	344,482
Accumulated Net Unrealized Losses	(2,714,227)	(1,796,547)
Net Assets	$55,489,842	$56,474,006
Net Asset Value Per Share	$8.92	$9.08

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010[1]	2011	2010[1]
Investment Income
Interest Income	$2,104,779	$2,091,480	$3,930,042	$2,802,910
Interest Income from Affiliate Investments	-	240,260	234,864	331,034
Interest Income from Control Investments	227,071	-	254,644	-
Dividend Income from Affiliate Investments	-	153,333	-	210,833
Dividend Income from Control Investments	1,823	-	1,823	-
Other Income	64,992	193,124	376,449	201,002
Other Income from Affiliate Investments	-	-	54,086	-
Other Income from Control Investments	-	-	105,000	-

Total Investment Income	2,398,665	2,678,197	4,956,908	3,545,779

Operating Expenses
Management Fee	300,690	304,429	586,650	411,413
Incentive Fee	274,674	374,776	646,276	487,462
Total Advisory Fees	575,364	679,205	1,232,926	898,875

Allocation of Overhead Expenses	89,207	90,270	174,892	120,360
Sub-Administration Fees	78,115	78,114	156,229	104,152
Officers’ Compensation	71,629	33,424	117,553	43,111
Total Costs Incurred Under Administration Agreement	238,951	201,808	448,674	267,623

Directors’ Fees	26,125	26,125	54,250	55,232
Interest Expenses	244,405	216,988	366,965	330,519
Professional Services Expense	93,806	82,331	314,679	120,125
Bank Fees	3,285	11,880	6,966	16,890
Other	118,089	76,817	203,258	117,316
Organizational Expenses	-	34,996	-	178,979

Total Gross Operating Expenses	1,300,025	1,330,150	2,627,718	1,985,559

Management Fee Waiver and Expense Reimbursement	-	(147,078)	(313,792)	(241,688)

Total Net Operating Expenses	1,300,025	1,183,072	2,313,926	1,743,871

Net Investment Income	1,098,640	1,495,125	2,642,982	1,801,908
Net Change in Unrealized Loss on Investments	(846,865)	(224,281)	(917,680)	(330,135)
Realized Gain on Investments	766	86,574	126,572	92,637

Net Increase in Net Assets Resulting from Operations	$252,541	$1,357,418	$1,851,874	$1,564,410

Earnings per common share	$0.04	$0.22	$0.30	$0.38
Weighted average shares of common stock outstanding	6,219,382	6,191,515	6,219,382	4,138,926

1         Certain amounts have been reclassified to conform to the current period’s presentation

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

Financial highlights (Unaudited)

	Three months ended December 31, 2011	Three months ended December 31, 2010	Six months ended December 31, 2011	For the period from August 31, 2010 (commencement of operations) to December 31, 2010
Per Share Data[1] :
Net asset value at beginning of period	$9.11	$9.36	$9.08	$9.40
Offering costs	-	(0.04)	-	(0.04)
Net investment income	0.18	0.24	0.43	0.30
Change in unrealized loss	(0.14)	(0.04)	(0.15)	(0.06)
Realized gain	-	0.02	0.02	0.02
Dividends declared	(0.23)	(0.22)	(0.46)	(0.30)
Net asset value at end of period	$8.92	$9.32	$8.92	$9.32

1 Financial highlights are based on average weighted shares outstanding.